Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) dated as of December 1, 2014 (the "Effective Date") between Stratex Oil & Gas Holdings, Inc., a Colorado corporation having its principal place of business at 30 Echo Lake Road, Watertown, CT 06795 (the "Company"), and Michael A. Cederstrom, an individual residing in the State of Utah ("Executive").

WHEREAS, the Executive has been serving as the President and Chief Executive Officer of Richfield Oil & Gas Company (“Richfield”) pursuant to an employment agreement dated as of January 1, 2012 (together with all amendments, the “Prior Agreement”); and

WHEREAS, as of the Effective Date, Richfield has merged with Richfield Acquisition Corp., with Richfield surviving the merger as a wholly-owned subsidiary of the Company;

WHEREAS, immediately prior to entering into this Agreement, the Executive and Richfield mutually terminated the Prior Agreement and the Executive waived and released Richfield and its successors (including the Company) from any and all claims Executive may have had for payment of additional compensation, benefits, severance and/or any other compensation of any kind that may have been due to Executive or that may have arisen from the termination of the Prior Agreement and/or the termination of Cederstrom’s employemnt with Richfield, except for the amounts as set forth in the Termination and Release Agreement executed contemporaneously with this Employment Agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Executive and to ensure his continued dedication and efforts to the Company;

WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company in the capacity and for the term and compensation and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Title; Responsibilities; Reporting: During the term of this Agreement, Executive shall diligently and faithfully: (a) serve the Company in the capacity of Executive Vice President – Corporate Affairs; (b) report directly to the Chief Executive Officer and the Chairman; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to Executive by the Chief Executive Officer and the Chairman and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time.

2. Exclusivity: All services to be provided by Executive under this Agreement shall be performed by Executive personally. During the term of this Agreement, Executive shall devote substantially all of Executive's business time, attention and energies and all of his skills, learnings and best efforts to the business of Company. At all times during the term of this Agreement, the services required of Executive and the location at which he performs such services shall not require that he reside outside of the State of Utah, except for travel in the ordinary course of business. Executive may (a) serve on corporate, civil or charitable boards or committees, (b) manage personal investments, and (c) deliver lectures and teach at educational institutions or events so long as such activities do not significantly interfere with the performance of Executive's duties hereunder.

3. Term: The initial term of this Agreement shall commence upon the Effective Date and shall end on the second year anniversary thereof, unless extended by agreement of the parties or earlier terminated in accordance with the provisions of this Agreement. The date on which this Agreement is scheduled to expire is referred to as the "End Date". Unless the Company or Executive gives written notice to the other party at least sixty (60) days prior to the End Date of its intention to terminate this Agreement or to renegotiate its terms, this Agreement shall renew and continue in effect for successive one-year periods, and each anniversary date from such original End Date shall thereafter be designated as the “End Date” for all purposes under this Agreement. The term of this Agreement, whether as originally scheduled, extended by Agreement, or shortened pursuant to an earlier termination in accordance herewith is referred to as the “Term.”

4. Base Salary: Beginning as of the Effective Date, the Company shall pay to Executive a base salary at the rate of (i) $230,000 per annum, during the first twelve (12) months of the initial term and (ii) $253,000 per annum during the second twelve (12) months of the initial term. Executive’s base salary may be reviewed and further adjusted from time to time by the Board in its discretion, subject to Executive’s rights under Section 15 of this Agreement. The base salary shall be paid in equal monthly installments on the first day of each month and shall be subject to such deductions by the Company as are required to be made pursuant to law, government regulations or order. Executive understands and agrees that Executive is an exempt Executive as that term is applied for purposes of Federal or state wage and hour laws, and further understands that Executive shall not be entitled to any compensatory time off or other compensation for overtime. Executive understands and acknowledges that the termination of the Prior Agreement and Executive’s waiver and release of Richfield and its successors (including the Company) from any and all claims, except as identified in the wavier and release, for additional consideration of any kind whatsoever, except as identified in the wavier and release, was a material inducement for and an is an essential condition by which the Company has agreed to enter into this Agreement and to pay Executive the compensation set forth herein.

5. Grant of Restricted Stock: On or before February 15, 2015, the Company shall grant a restricted stock award to Executive of 400,000 shares of the Company’s common stock.

6. Performance Bonus:

For each calendar year during the Term of this Agreement commencing January 1, 2015, Executive shall be eligible to earn an annual performance bonus ("Bonus"). The amount of the Bonus shall be targeted at fifty percent (50%) of the then applicable base salary (the "Targeted Bonus"), based upon quantitative and qualitative performance criteria to be approved by the Board (upon the recommendation of the Compensation Committee). The actual Bonus may be less than or more than the Targeted Bonus based upon the assessment by the Board, in its sole and absolute discretion, of Executive's performance against such criteria. Notwithstanding the foregoing, in no event shall the Bonus awarded in any year exceed one hundred percent (100%) of the then applicable base salary. The Bonus will be paid to Executive within sixty (60) days after the Board’s determination that such Bonus has been earned, but in no event later than ninety (90) days following the end of the calendar year for which performance was measured.

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7. Fringe Benefits: During the Term of this Agreement, Executive shall be entitled to maintain his present health and medical insurance plan and to be reimbursed by the Company for monthly health insurance premiums for Executive, his spouse and immediate dependents for a period not to exceed twelve months from the Effective Date. Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, co-payment and waiting period requirements under or applicable to any such benefit plans and/or programs. Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

8. Vacation, Etc.: During the Term of this Agreement, Executive shall be entitled to four (4) weeks paid vacation each twelve (12) months, to be taken at such time or times as shall be consistent with the proper performance by Executive of his duties. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year.

9. Expense Reimbursement; Travel Policy: The Company shall provide Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company's policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon Executive's submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company's Chief Financial Officer.

10. Other Employee Benefit Plans: During the Term, Executive shall be entitled to participate in all employee, Executive or key-employee benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to employees, Executives or key employees, generally, including without limitation, all pension, retirement, profit sharing, savings, stock option, deferred compensation and/or restricted stock grants. Unless otherwise provided herein, the compensation and benefits hereunder, and Executive's participation in such plans, practices and programs shall be on the same basis and terms as applicable to the other eligible participants in the particular plan, practice or program. No additional compensation provided under any such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive's entitlements hereunder.

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11. Death of Executive: In the event of Executive's death during the Term of this Agreement, the Company's obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to Executive's estate any base salary earned and unpaid through the date of such death and any business expenses or other fringe benefits otherwise due to Executive. Executive's estate shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a "Termination Without Cause" as defined in Section 17 below. All other obligations of the Company under this Agreement shall automatically cease, and Executive's estate shall not be entitled to any other salary, payments or benefits otherwise payable to Executive under this Agreement, except as otherwise required by law.

12. Disability of Executive: If Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Company shall have the right to terminate this Agreement by written notice of such Disability to Executive, whereupon the Company's obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to Executive any base salary earned and unpaid through the date of such notice (less any payments received by Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a "Termination Without Cause". All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

13. Resignation Notice; Termination: Executive agrees to give sixty (60) days' prior written notice to the Company of any decision by Executive to resign during the Term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of Executive's resignation for "Good Reason" as defined in Section 16 below, only fourteen (14) days' prior written notice shall be required. Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate Executive's employment, either immediately or at any point during the period indicated in such notice.

14. Post-Resignation Actions: If Executive decides to resign from Executive's employment with the Company, Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning Executive's departure prior to Executive's termination date without the written consent of the Company, and to continue faithfully performing and discharging Executive's duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

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15. Post-Resignation Obligations: Except as provided below with respect to resignations for "Good Reason," no resignation under Section 13 hereof (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below. Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive shall be entitled to receive Executive's then applicable base salary through the date of termination of Executive's employment and any business expenses otherwise due to Executive. Executive shall also be entitled to payment for any bonus earned in the year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive's obligations and agreements under Sections 21 through 23 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

16. Resignation for Good Reason: If Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in Section 17 below. "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from Executive: (i) failure by the Company to pay and provide to Executive the compensation and benefits provided for in this Agreement to which Executive is entitled; or (ii) the requirement that Executive relocate his residence outside of the State of Utah.

17. Termination Without Cause: Executive's employment under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days' written notice to Executive (such termination referred to throughout this Agreement as a "Termination Without Cause"). In the event of any such Termination Without Cause, (a) Executive shall be entitled to receive Executive's then applicable base salary through the date of termination of Executive's employment and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, as severance pay and in lieu of any further compensation for any subsequent period, an amount equal to six (6) months of the Executive's then applicable base salary (the "Severance Payment"), which Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination. Executive shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. At the termination date, all stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans or agreements. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

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18. Termination following Change of Control: If Executive's employment is terminated by the Company within twelve (12) months after a Change of Control (excluding the merger of Richfield and Richfield Acquisition Corp.) for reasons other than For Cause pursuant to Section 19 below or by reason of Disability or Executive's death, (a) Executive shall be entitled to receive Executive's then applicable base salary through the date of termination of Executive's employment and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, the Severance Payment, which Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination. Executive shall also be entitled to payment for (i) any Bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. At the termination date, all of the Restricted Shares granted to Executive will be immediately vested in accordance with the Restricted Stock Agreement and any stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans or agreements. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

19. Termination For Cause: The Company, upon a vote of the Company's Board of Directors (excluding Executive) shall be entitled to immediately terminate Executive's services in any of the following circumstances, each of which shall constitute "cause" for such termination:

(a) the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive's duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b) the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c) the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d) the entering by Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

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(e) Executive's abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f) Executive's deliberate disregard of any lawful material rule or policy of the Company or order of the Company's Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g) excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

If Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Company under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and Executive shall only be entitled to receive Executive's then applicable base salary through the date of termination and any business expenses or fringe benefits otherwise due to Executive and any Bonus earned in the year preceding such termination but not yet paid. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such termination, Executive's obligations and agreements under Sections 21 through 23 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to Executive his base salary and pro rata Bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for any Bonus earned in the year preceding the expiration of the Agreement but not yet paid and accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, Executive's obligations and agreements under Sections 21 through 23 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

21. Non-Disclosure of Confidential Information.

(a) Executive acknowledges and agrees that Executive's services for the Company shall bring Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers. Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, Executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company's subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company's and/or its subsidiaries' or associated entities' lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

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(b) Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that Executive can recall or reconstruct from Executive's memory.

(c) Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by Executive's supervisors within the Company, and (iv) Executive may disclose Confidential Information as expressly directed by judicial process, provided that Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of Executive's time to make such disclosure.

(d) Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e) Notwithstanding the foregoing, after any termination or resignation of Executive from his employment with the Company, Confidential Information shall not include, and Executive shall not be restricted from divulging or using, any information which Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non- confidential basis prior to its disclosure to Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to Executive on a non- confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to Executive.

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(f) Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in Executive's possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration. Executive shall provide the Company with a sworn statement, duly notarized, that Executive has performed each and every agreement and obligation contained or referred to in this Section.

22. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that Executive makes or conceives (either individually or jointly with others) or that are made available to Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company's exclusive property, and Executive assigns to the Company all of his rights, if any, in and to all such Property.

23. Trade Names, Trademarks and Copyright: During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by Executive. Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

24. Injunctive Relief: Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by Executive of any of the restrictive covenants contained in paragraphs 21 through 23 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by Executive without any requirement or showing that the Company has suffered any damages from such breach.

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25. Further Instruments: Each of the Company and Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

26. Representations. Executive represents and warrants to the Company that Executive has the capacity and right to negotiate and enter into this Agreement, and Executive's execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which Executive is a party or otherwise subject.

27. Successors and Assigns: This Agreement shall not be assignable by the Company without the prior consent of Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by Executive

28. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

29. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Connecticut applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Connecticut and consent to the exclusive venue of Connecticut.

30. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a) if to the Company, to the Company's address set forth above;

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(b) if to Executive, to Executive's address on file with the Company; or

(c) to either party at such other addresses as shall have been specified in a notice similarly given.

31. Freedom to Execute Agreement: The Company and Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and Executive under this Agreement. Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at "arms-length".

32. Entire Agreement: This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements. No modification of any such agreements shall be valid unless in writing and executed by the parties hereto. This Agreement supersedes in its entirety the Prior Agreement, which effective as of the Commencement Date is void and of no further force and effect.

33. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

34. Approvals: This Agreement has been approved by the necessary vote of the Company's Board of Directors of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

STRATEX OIL & GAS HOLDINGS, INC.

By:	/s/ Stephen Funk
Stephen Funk
Chief Executive Officer

/s/ Michael A. Cederstrom

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Exhibit A

For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", Executive is "limited" form performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

For purposes of this definition:

"120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

"limited" from performing a duty or function means that Executive is unable to perform such duty or function;

"material and substantial duties" means duties that are normally required for the performance of Executive's "regular occupation" and cannot be reasonably omitted or modified;

"regular occupation" means all of the functions that Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company's decision to terminate Executive's employment for reasons related to Disability;

"sickness" means any illness or disease that renders Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

"injury" means a bodily injury that is the direct result of an accident and not related to any other cause.

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